                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-60126 and No. 333-121349 on Forms S-8 and S-3, respectively, of our reports dated March 11, 2005, relating to the financial statements of W Holding Company, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of W Holding Company, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

San Juan, Puerto Rico
March 14, 2005

Stamp No. 2018227
affixed to original.